Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333- 191788, File No. 333-201100, File No. 333-232411) and Form F-3 (File No. 333-212007) of LightInTheBox Holding Co., Ltd. of our report dated April 2, 2026 relating to the financial statements and related financial statement schedule appearing in the Annual Report on Form 20-F of LightInTheBox Holding Co., Ltd. for the year ended December 31, 2025.

/s/ Marcum Asia CPAs LLP

Beijing, the People’s Republic of China

April 2, 2026